EXHIBIT 10.3
                          Form of Consulting Agreement
                                     Between
                           Protosource Corporation and
                                 Raymond Meyers


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                              CONSULTING AGREEMENT
                                 BY AND BETWEEN
                             PROTOSOURCE CORPORATION
                                       AND
                                 RAYMOND MEYERS

         THIS AGREEMENT (THE "AGREEMENT"), DATED THE 3RD DAY OF NOVEMBER, 1999, AND EFFECTIVE AS OF THE 1ST day of November, 1999, by AND BETWEEN PROTOSOURCE CORPORATION, A CALIFORNIA CORPORATION WITH PRINCIPAL OFFICES AT 2800 28TH Street, Santa Monica, California 90405 (the "Company"), and Raymond Meyers, former Chief Executive Officer of the Company (the "Consultant").

         WHEREAS, the Consultant has developed expertise in providing strategic business advice and consulting services, particularly in the field of Internet services; and

         WHEREAS, the Company desires to engage the services of the Consultant, and the Consultant desires to provide services to the Company as set forth below, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ENGAGEMENT. Effective upon the execution hereof, the Company hereby engages the Consultant to render to it, for a period of six months from the date hereof (the "Term"), the services described herein. The Term hereof may be extended or renewed upon the written agreement of the Company and the Consultant prior to the expiration of the Term hereof, upon such terms as the parties hereto may negotiate at the time of such extension or renewal.

2. SERVICES. For the Term of this Agreement, the Consultant shall render the Company management consulting advice in areas which shall include but not be limited to strategic planning, business strategy, acquisition planning, administration and such other related management services as shall reasonably be requested by the Company in connection with the operation of the business of the Company.

3. COMPENSATION. In consideration for the performance of the services described above, the Company shall deliver and/or pay to Consultant the following:

         (a) A monthly fee equal to the number of hours which Consultant devotes to the performance of services hereunder in such calendar month multiplied by one-hundred dollars ($100.00) (the "Consultant's Fee"), which shall be payable upon the first day of each calendar month, the first payment to be made on the first day of February, 1999. The Company shall make such payments by the delivery to the Consultant of cash, a check drawn from an account of the Company or by means of a wire transfer to an account number and depository designated by the Consultant.
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         (b) The Company shall  reimburse the Consultant  for all  out-of-pocket travel expenses, printing expenses, delivery fees, and third party service fees incurred in connection with this agreement. Such expenses will be billed by the Consultant to the Company within 30 days of the date such expenses are incurred, and the Company will reimburse the Consultant within ten (10) business days thereafter. Consultant will not incur any expense in excess of $500 without Company's prior approval.

4. REPRESENTATIONS AND WARRANTEES OF THE COMPANY. The Company hereby represents and warrants to the Consultant that:

         (a) The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the Company. The Company has taken all necessary corporate action and has all the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by an authorized officer of the Company on its behalf and is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

         (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where failure to be so qualified would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company.

         (c) Neither the execution and delivery of this Agreement by the Company, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws or similar organizational document or operating agreement of the Company.

5.        CONFIDENTIAL INFORMATION. By reason of performance under this
          Agreement,   the   Consultant  may  have  access  to  and  may  obtain
          specialized knowledge, trade secrets and confidential information about the business and operation of the Company, its subsidiaries and divisions thereof. Therefore, the Consultant hereby agrees that it shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder and in accordance herewith, any information relating to the business, operation or other affairs of the Company, its subsidiaries and divisions thereof, which information is acquired in the course of providing services for the Company. To the extent that any such information may be deemed from time to time to be "material non-public information" as construed under the Exchange Act of 1934, the Consultant hereby agrees not to purchase or sell (or offer to purchase or sell) any of the Company's securities while in possession of information may be so deemed to be "material non-public information."
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6.       INDEMNIFICATION. The Consultant and the Company hereby agree as follows

                  (a) The Company hereby agrees to indemnify and hold harmless the Consultant against and in respect of all damages, claims, losses and expenses (including, without limitation, attorneys' fees and disbursements) reasonably incurred (all such amounts may hereafter be referred to as the "Damages") by the Consultant arising out of: (i) any misrepresentation or breach of any warranty made by the Company pursuant to the provisions of this Agreement or any statement, certificate or other document furnished by the Company pursuant to this agreement, and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Company contained in this Agreement which has not been waived by the Consultant;

                  (b) The Company shall be obligated to indemnify the Consultant with respect to claims for Damages as to which the Consultant shall have given written notice to the Company on or before the close of business on the sixtieth day following the first anniversary hereof;

                  (c) In any case where the Company has indemnified the Consultant for any Damages and the Consultant recovers from third parties all or any part of the amount so indemnified by the Company, the Consultant shall promptly pay over to the Company the amount so recovered;

                  (d) With respect to claims or demands by third parties, whenever the consultant shall have received notice that such claim or demand has been asserted or threatened which, if valid, would be subject to indemnification hereunder, the Consultant shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Company of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Company shall then have the right at its own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Company and approved by the Consultant, which approval shall not be unreasonably withheld. In the event that the Company should fail to give notice of the intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the Consultant shall have the right to satisfy and discharge the same by payment, comprise or otherwise and shall give written notice of any such payment, compromise or settlement to the Company;

                   (e) The Consultant hereby agrees to indemnify and hold harmless the Company against and in respect of all Damages reasonably incurred by the Company arising out of: (i) any misrepresentation or breach of any warranty made by the Consultant pursuant to the provisions of this Agreement, and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Consultant which has not been waived by the Company;

                  (f) The Consultant shall be obligated to indemnify the Company for Damages as to which the Company shall have given notice to the Consultant on or before the close of business on the sixtieth day following the first anniversary hereof;


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                  (g) In any case  where  the  Consultant  has  indemnified  the
         Company for any Damages and the Company recovers from third parties all or any part of the amount so indemnified by the Consultant, the Company shall promptly pay over to the Consultant the amount so recovered;

                  (h) With respect to claims or demands by third parties, whenever the Company shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification hereunder, the Company shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Consultant of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Consultant shall have the right at its expense to undertake the defense of any such claim or demand utilizing counsel selected by the Consultant and approved by the Consultant, which approval shall not be unreasonably withheld. In the event the Consultant should fail to give notice of its intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the Company shall have the right to satisfy and discharge the same by payment, compromise or settlement to the Consultant.

7. RELATIONSHIP. Nothing herein shall constitute the Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, the Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

8. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the principles of conflicts of laws thereof and shall inure to the benefit of and be binding upon the Consultant and the Company and their respective legal successors and assigns.

9. ARBITRATION. The Company represents, warrants, covenants and agrees that any controversy or claim brought in any capacity by the Company against the Consultant or any members, officers, directors, agents, affiliates, associates, employees or controlling persons of the Consultant shall be settled by expedited arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Consultant against the Company or its securityholders, officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this section, the parties shall be entitled to any and all remedies that would be available in the absence of this section and the arbitrators, in rendering their decision, shall follow the substantive laws of the State of New York. The arbitration of any dispute pursuant to this paragraph shall be held in the State of New York.


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                  Notwithstanding the foregoing, in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration. This section is intended to benefit the members, managers, agents, affiliates, associates and employees of the Consultant, each of whom shall be deemed to be a third party beneficiary of this section, and each of whom may enforce this section to the full extent that the Consultant could do so if a controversy or claim were brought against it.

10. NO CONTINUING WAIVER. The waiver by any party of any provision or breach of this Agreement shall not operate as or be construed to be a waiver of any other provision hereof or of any other breach of any provision hereof.

11. NOTICE. Any and all notices from either party to the other which may be specified by, or otherwise deemed necessary or incident to this Agreement shall, in the absence of hand delivery with return receipt requested, be deemed duly given when mailed if the same shall be sent to the address of the party set out on the first page of this Agreement by registered or certified mail, return receipt requested, or express delivery (e.g., Federal Express).

12. SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be considered severable in the event that any such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

13. ASSIGNABILITY. This Agreement shall not be assignable without the prior written consent of the non-assigning party or parties hereto and shall be binding upon the inure to the benefit of any heirs, executors, legal representatives or successors or permitted assigns of the parties hereto.

14. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement among the Company and the Consultant with respect to the subject matter hereof. This agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

15. HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the provisions of this Agreement.

16. SURVIVAL. Sections 4-18, shall survive the termination for any reason of this Agreement (whether such termination is by the Company, upon the expiration of this Agreement by its terms or otherwise).

17. COUNTERPARTS. This Agreement may be executed in one or more counter parts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.
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                  IN WITNESS WHEREOF,  the parties have caused this Agreement to be executed and delivered by their duly authorized officers as set forth below and have caused their respective corporate seals to be hereunder affixed as of the date first above written.

                                            PROTOSOURCE CORPORATION

                                            --------------------------------
                                            By:   William Conis
                                                  Chief Executive Officer

                                            ---------------------------------
                                            Raymond Meyers
                                            Consultant